NEWS RELEASE

Coeur Reports Third Quarter Financial and Operating Results

COEUR D'ALENE, Idaho - November 6, 2012 - Coeur d'Alene Mines Corporation (NYSE:CDE, TSX:CDM) produced 4.4 million ounces of silver and 58,768 ounces of gold during the third quarter, which resulted in $230.6 million in sales and $77.3 million of operating cash flow1. The Company repurchased $10.0 million of its common shares during the quarter and repaid $72.0 million of outstanding debt, resulting in total remaining debt of $47.4 million2 and cash, cash equivalents and short-term investments of $143.6 million as of September 30, 2012.
Third Quarter Highlights

•	Silver production totaled 4.4 million ounces, 10% lower than second quarter 2012 levels.

•	Gold production totaled 58,768 ounces, down 7% from the second quarter.

•	Net metal sales totaled $230.6 million, down 9% from the second quarter.

•
Operating cash flow[1] totaled $77.3 million, down 13% from the second quarter. Including changes in working capital, net cash from operating activities was $79.7 million compared to $113.2 million in the second quarter.

•	Consolidated cash operating costs[1] were $9.05 per silver ounce compared to $6.41 per silver ounce in the second quarter.

•	Kensington's cash operating costs[1] per gold ounce declined 4% from the second quarter to $1,298. These costs are expected to decline to under $950 per ounce in 2013.

•
Adjusted earnings[1] were $25.8 million, or $0.29 per share, compared with $28.0 million, or $0.31 per share, in the second quarter 2012. Net loss for the quarter, which included a non-cash fair market value adjustment of $37.6 million, was $15.8 million, or $0.18 per share, compared with net income of $23.0 million, or $0.26 per share, in the second quarter.

•	Cash, cash equivalents and short-term investments were $143.6 million as of September 30, 2012.
Mitchell J. Krebs, Coeur's President and Chief Executive Officer, said, “The Company's third quarter was negatively impacted by lower production and higher unit costs at the Palmarejo mine in Mexico, which were due to unfavorable underground conditions encountered during September and a transition in open pit production. Open pit production has been accelerated to partially offset the impact, which has led to higher unit costs and lower overall grades."
Mr. Krebs added, "Our Rochester silver and gold mine in Nevada and our Kensington gold mine in Alaska continued to accelerate production rates during the quarter. Despite experiencing power outages that resulted in unanticipated mill downtime during August, our San Bartolomé silver mine in Bolivia delivered consistent operational results."
The Company expects 2012 full-year production to total 18.5 - 19.0 million silver ounces and 215,000 - 225,000 gold ounces. Cash operating costs1 are expected to be approximately $7.50 per silver ounce. The Company expects cash operating costs1 per ounce of gold at Kensington to average approximately $1,350 for the full year 2012.
"As we look ahead to 2013, we expect silver and gold production to be consistent with 2011 and 2012 levels," Mr. Krebs commented.

1.
EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

2.	Net of debt discount of $1.3 million.

Table 1: Financial Highlights (Unaudited)

(All amounts in millions, except per share amounts, average realized prices and gold ounces sold)	3Q 2012	3Q 2011	Quarter Variance	YTD 2012	YTD 2011	YTD Variance
Sales of Metal	$230.6	$343.6	(33%)	$689.6	$774.3	(11%)
Production Costs	$125.0	$141.3	(12%)	$349.3	$310.8	12%
EBITDA (1)	$86.8	$186.0	(53%)	$286.2	$411.6	(30%)
Adjusted Earnings (1)	$25.8	$93.8	(72%)	$95.3	$189.3	(50%)
Adjusted Earnings Per Share(1)	$0.29	$1.05	(72%)	$1.06	$2.12	(50%)
Net Income (Loss)	$(15.8)	$31.1	(151%)	$11.1	$82.1	(86%)
Earnings (Loss) Per Share	$(0.18)	$0.35	(151%)	$0.12	$0.92	(87%)
Operating Cash Flow (1)	$77.3	$151.0	(49%)	$259.5	$356.9	(27%)
Cash From Operating Activities	$79.7	$181.9	(56%)	$209.9	$328.8	(36%)
Capital Expenditures	$30.0	$38.1	(21%)	$93.9	$79.8	18%
Cash, Cash Equivalents, and Short-Term Investments	$143.6	$209.0	(31%)	$143.6	$209.0	(31%)
Total Debt(1) (net of debt discount)	$47.4	$146.7	(68%)	$47.4	$146.7	(68%)
Weighted Average Shares Issued & Outstanding	89.4	89.4	—%	89.6	89.4	—%
Average Realized Price Per Ounce - Silver	$30.09	$38.28	(21%)	$30.52	$36.69	(17%)
Average Realized Price Per Ounce - Gold	$1,654	$1,681	(2%)	$1,649	$1,523	8%
Silver Ounces Sold	4.5	6.2	(27%)	14.4	13.9	4%
Gold Ounces Sold	59,156	67,391	(12%)	157,621	183,243	(14%)
Lower net metal sales in the third quarter resulted primarily from lower production rates at Palmarejo, lower average realized silver and gold prices, and fewer ounces of silver and gold sold compared to the third quarter 2011. Silver contributed 59% of the Company's total metal sales during the third quarter 2012 compared to 68% during the third quarter 2011.
Consolidated production costs of $125.0 million were primarily due to lower production levels during the quarter. Consolidated cash operating costs1 were $9.05 per silver ounce compared to $7.57 per silver ounce in the third quarter 2011. Increased cash operating costs1 per silver ounce reflect higher mining costs associated with additional underground support measures, higher maintenance costs, and waste haulage costs in the open pit at Palmarejo and lower mill production rates at San Bartolomé during the quarter due to power interruptions. As previously announced, the Company ceased operating activities and commenced reclamation at the Martha underground silver mine in Argentina in September 2012.
Prior to changes in working capital, Coeur generated $77.3 million in operating cash flow1 in the third quarter 2012 compared to $88.4 million in the second quarter 2012 and $151.0 million in the third quarter 2011. After working capital changes, the Company generated $79.7 million in cash from operating activities in the third quarter 2012 compared to $113.2 million in the second quarter 2012 and $181.9 million during the third quarter 2011.
Coeur reports a non-U.S. GAAP metric of adjusted earnings1 as a measure of operating income, which excludes non-cash fair value adjustments, other non-cash adjustments, deferred taxes and discontinued operations. Third quarter 2012 adjusted earnings1 were $25.8 million, or $0.29 per share, compared with $28.0 million, or $0.31 per share, in the second quarter 2012 and $93.8 million, or $1.05 per share, in the third quarter 2011. On a U.S. GAAP basis, the Company realized a net loss of $15.8 million, or $0.18 per share, compared with net income of $23.0 million, or $0.26 per share, in the second quarter and net income of $31.1 million, or $0.35 per share, in the third quarter 2011. Reduced metal sales and negative fair value adjustments of $37.6 million impacted third quarter net income. In the third quarter 2011, fair value adjustments were negative $53.4 million. Fair value adjustments are driven primarily by lower or higher gold prices, which decrease or increase, respectively, the estimated future liabilities related to a gold royalty obligation at Palmarejo.

1.
EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

Capital expenditures totaled $30.0 million during the third quarter 2012 compared to $32.2 million in the second quarter and $38.1 million in the third quarter 2011. Capital expenditures in the third quarter were primarily related to capitalized exploration drilling and development of the Guadalupe satellite operation located six kilometers from the main Palmarejo operation, underground development at Palmarejo, completion of a dry stack tailings facility at San Bartolomé and an expansion of the tailings facility at Kensington.
Cash, cash equivalents and short-term investments totaled $143.6 million after full payment of the Kensington term facility balance of $72.0 million and repurchasing $10.0 million of Company stock in the third quarter. Shares outstanding at quarter-end totaled 89.4 million.

Table 2: Operational Highlights: Production

(silver ounces in thousands)	3Q 2012		3Q 2011		Quarter Variance		YTD 2012		YTD 2011		YTD Variance
	Silver	Gold	Silver	Gold	Silver	Gold	Silver	Gold	Silver	Gold	Silver	Gold
Palmarejo	1,833	23,702	2,251	29,815	(19%)	(21%)	6,682	86,040	6,351	90,963	5%	(5%)
San Bartolomé	1,526	—	2,051	—	(26%)	n.a.	4,587	—	5,504	—	(17%)	n.a.
Rochester	819	10,599	352	1,435	133%	639%	1,973	26,012	1,019	4,283	94%	507%
Martha	93	76	118	115	(21%)	(34%)	323	257	399	471	(19%)	(45%)
Kensington	—	24,391	—	25,687	n.a.	(5%)	—	53,407	—	75,121	n.a.	(29%)
Endeavor	140	—	138	—	1%	n.a.	628	—	502	—	25%	n.a.
Total	4,411	58,768	4,910	57,052	(10%)	3%	14,193	165,716	13,775	170,838	3%	(3%)
*Additional operating statistics can be found in the tables in the appendix.

Table 3: Operational Highlights: Cash Operating Costs Per Ounce 1

	3Q 2012	3Q 2011	Quarter Variance	YTD 2012	YTD 2011	YTD Variance
Palmarejo	$3.75	$(1.16)	423%	$(0.12)	$(0.47)	74%
San Bartolomé	12.13	9.32	30%	11.12	9.07	23%
Rochester	9.58	36.71	(74%)	12.75	17.46	(27%)
Martha	48.12	39.31	22%	49.82	32.48	53%
Endeavor	15.97	22.26	(28%)	16.82	19.79	(15%)
Total	$9.05	$7.57	20%	$7.19	$6.36	13%
Kensington	$1,298	$973	33%	$1,515	$961	58%
*Additional operating statistics can be found in the tables in the appendix.

Palmarejo, Mexico - Reduced Underground Mining Rate Impacts Production

•	Third quarter production at Palmarejo was 1.8 million ounces of silver and 23,702 ounces of gold, down 23% and 24%, respectively, compared to the second quarter.

•
Reduced production rates were due to unfavorable underground conditions in a high-grade area of the underground mine, which required additional ground support and resulted in slower advances. The mine also experienced lower ore grade from a transition of mining to the next push back in the open pit operation.

•	Lower grade ore from surface operations, a 32% increase in tons milled from third quarter 2011 and a record silver recovery rate of 90.0% partially offset the decreased underground production rates.

•
Higher cash operating costs[1] of $3.75 per silver ounce in the third quarter were primarily due to lower production and temporarily higher mining costs for additional ground support, maintenance, and waste haulage in the open pit.

•	Sales and operating cash flow[1] totaled $102.6 million and $54.9 million, respectively, in the third quarter. Capital expenditures were $11.3 million.

1.
EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

San Bartolomé, Bolivia - Consistent Production

•	Silver production was 1.5 million ounces in the third quarter, consistent with second quarter production.

•
Cash operating costs[1] were $12.13 per silver ounce compared to $11.05 per silver ounce in the prior quarter, primarily due to lower mill production rates from unplanned mill downtime from power interruptions in August.

•	Optimization of the process circuit has led to a higher recovery rate of 90% year-to-date.

•	Sales and operating cash flow[1] totaled $46.2 million and $11.2 million, respectively, in the third quarter. Capital expenditures were $4.4 million.
Rochester, Nevada - Strong Third Quarter Gearing for Best Quarter to Come

•	Production increased to 819,349 ounces of silver and 10,599 ounces of gold in the third quarter, 15% and 5% higher than the second quarter, respectively.

•	Cash operating costs[1] of $9.58 per silver ounce in the third quarter were slightly lower than the second quarter.

•	Metal sales totaled $36.2 million in the third quarter. Third quarter operating cash flow[1] totaled $13.0 million. Capital expenditures were $4.8 million.
Kensington, Alaska - Production Continues to Rise

•	Third quarter production at Kensington was 24,391 ounces of gold, a 13% increase over the second quarter.

•	Continuous improvements at the mill resulted in a 95.9% recovery rate compared to 94.2% in the second quarter 2012.

•
Cash operating costs[1] per gold ounce declined 4% from the second quarter to $1,298 in the third quarter. Cash operating costs[1] are expected to decline to less than $950 per gold ounce in 2013 as a result of higher production rates, reduced contractor-related costs and lower rental equipment expenses.

•	Sales totaled $36.5 million and operating cash flow[1] totaled $7.3 million in the third quarter. Capital expenditures were $9.0 million.

Exploration Highlights
During the third quarter, the Company invested $7.0 million in expensed exploration and $1.6 million in capitalized exploration, completing 147,023 feet (44,813 meters) of drilling and trenching in its global exploration program.
Palmarejo
The Company invested $3.7 million in exploration at Palmarejo and completed 75,814 feet (23,108 meters) of core drilling in the third quarter. Encouraging results were obtained from underground drilling at Rosario and the Inter-Clavos zone (a new target between the Rosario and 76 zones). Results range from narrow, high-grade intervals such as 0.5 meter true width grading 2,600 grams per tonne silver and 30.5 grams per tonne gold, to much wider intervals such as 15.5 meters true width grading 74.6 grams per tonne silver and 1.2 grams per tonne gold.  Favorable in-fill drilling results were received from Guadalupe Norte, notably 15.0 meters true width of 304 grams per tonne silver and 2.76 grams per tonne gold.  Drilling also commenced at La Union, a new target located southeast of the Chapotillo surface mine, where wide zones of alteration and veining occur near surface in association with the projection of the main ore-bearing structure in Chapotillo.
San Bartolomé
Trenching recommenced late in the quarter on a new target, Pucka Loma, which is about 150 feet (500 meters) west of the Company's existing reserves and covers an area approximately 100 feet, east-west (350 meters) by 275 feet (900 meters) north-south. Assay results from these trench samples yielded silver values averaging 113 grams per tonne (3.3 ounces per ton) over an average of 13.1 feet (4 meters) deep. Thirty-seven shallow trenches were excavated and sampled. Sampling will continue during the fourth quarter 2012.
Rochester
A total of 33,056 feet (10,075 meters) of drilling in 132 reverse circulation holes and 11 sonic twin holes were completed in the third quarter at various historic stockpiles. Favorable silver and gold grade intercepts in drill assays, including assays at higher than the current average reserve grade, allowed mining and placement of 350,000 tons of stockpile

1.
EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

material on the Rochester leach pads in September 2012. These positive results will also be used to update the estimate of mineral resources and reserves at year-end 2012.
Kensington
Drilling at Kensington focused on new targets around the main mine.  Encouraging results were obtained from Kensington South and Elmira.  Hole KX12-003 at Kensington South cut 10 feet of mineralization grading 1.72 ounces per ton. This drill intercept is situated about 750 feet south of the current Kensington mine and over 500 feet deeper on the south-striking mine trend.
2012 Outlook
The Company has updated its full-year production guidance to 18.5 - 19.0 million ounces of silver and 215,000 - 225,000 ounces of gold.
Cash operating costs1 per silver ounce for 2012 are expected to be approximately $7.50. Cash operating costs1 per gold ounce at Kensington are expected to be approximately $1,350 for 2012, declining to less than $950 per ounce in 2013.
Table 5: 2012 Production Outlook

(silver ounces in thousands)	Country	Silver	Gold
Palmarejo	Mexico	8,400-8,600	100,000-105,000
San Bartolomé	Bolivia	6,200-6,300	—
Rochester	Nevada, USA	2,900-3,000	32,000-35,000
Martha[1]	Argentina	323	257
Endeavor	Australia	700-750	—
Kensington	Alaska, USA	—	82,750-84,750
Total		18,500-19,000	215,000-225,000
1. Actual production for Martha, which ceased production in September 2012.

# # #

1.
EBITDA, operating cash flow, adjusted earnings and cash operating costs are non-GAAP measures. Please see tables in the Appendix for reconciliation to U.S. GAAP. Total debt includes short and long-term indebtedness and excludes capital leases and royalty obligations.

Conference Call Information
Coeur will hold a conference call to discuss the Company's third quarter 2012 results at 2 p.m. Eastern time on November 6, 2012.
Dial-In Numbers:     (877) 464-2820 (U.S. and Canada)
    (660) 422-4718 (International)

Conference ID:     3832 1596

The conference call and presentation will also be webcast on the Company's website at www.coeur.com. A replay of the call will be available through November 20, 2012.
Replay number:     (855) 859-2056 (U.S. and Canada)
International replay:    (404) 537-3406 (International)

Conference ID:     3832 1596

Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated operating results, production levels and operating costs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays and disputed mining claims, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Current mineralized material estimates include disputed and undisputed claims at Rochester. While the Company believes it holds a superior position in the ongoing claim dispute, the Company believes an adverse legal outcome would cause it to modify mineralized material estimates. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Donald J. Birak, Coeur's Senior Vice President of Exploration and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.

Cautionary Note to U.S. Investors-The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We may use certain terms in public disclosures, such as "measured," "indicated," "inferred” and “resources," that are recognized by Canadian regulations, but that SEC guidelines generally prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC's website at http://www.sec.gov.

Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including cash operating costs, operating cash flow, adjusted earnings, and EBITDA. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe cash operating costs, operating cash flow, adjusted earnings and EBITDA are important measures in assessing the Company's overall financial performance.

About Coeur
Coeur d'Alene Mines Corporation is the largest U.S.-based primary silver producer and a growing gold producer. The Company built and commenced production from three wholly-owned, long-lived mines between 2008 and 2010: the San Bartolomé silver mine in Bolivia, the Palmarejo silver-gold mine in Mexico and the Kensington gold mine in Alaska. Further production has commenced from a new heap leach pad at Coeur's long-time Rochester silver-gold mine in Nevada. The Company also owns a non-operating interest in a silver-base metal mine in Australia. Coeur conducts ongoing exploration activities near and within its properties in Argentina, Mexico, Alaska, Nevada and Bolivia. In addition, Coeur owns strategic minority shareholdings in eight silver and gold development companies in North and South America.

For Additional Information:
Wendy Yang, Vice President of Investor Relations
(208) 665-0345

Stefany Bales, Director of Corporate Communications
(208) 667-8263

www.coeur.com

Table 6: Operating Statistics from Continuing Operations:

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Silver Operations:
Palmarejo
Tons milled	532,775	403,978	1,551,242	1,217,437
Ore grade/Ag oz	3.82	7.34	5.21	6.88
Ore grade/Au oz	0.04	0.08	0.06	0.08
Recovery/Ag oz(1)	90.0%	75.9%	82.7%	75.8%
Recovery/Au oz(1)	102.5%	93.6%	95.1%	92.2%
Silver production ounces	1,833,109	2,250,818	6,681,407	6,351,120
Gold production ounces	23,702	29,815	86,040	90,963
Cash operating cost/oz	$3.75	$(1.16)	$(0.12)	$(0.47)
Cash cost/oz	$3.75	$(1.16)	$(0.12)	$(0.47)
Total production cost/oz	$22.53	$17.33	$17.14	$18.07
San Bartolomé
Tons milled	344,349	428,978	1,113,458	1,195,286
Ore grade/Ag oz	4.91	5.40	4.58	5.21
Recovery/Ag oz(1)	90.3%	88.6%	90.0%	88.3%
Silver production ounces	1,525,725	2,051,426	4,587,359	5,503,951
Cash operating cost/oz	$12.13	$9.32	$11.12	$9.07
Cash cost/oz	$13.36	$10.89	$12.29	$10.58
Total production cost/oz	$16.56	$13.90	$15.14	$13.61
Martha
Tons milled	27,281	24,086	100,548	64,025
Ore grade/Ag oz	4.17	5.33	4.01	7.24
Ore grade/Au oz	0.003	0.01	0.004	0.01
Recovery/Ag oz(1)	81.5%	92.3%	80.3%	86.2%
Recovery/Au oz(1)	82.6%	72.9%	72.2%	74.0%
Silver production ounces	92,698	118,523	323,286	399,630
Gold production ounces	76	115	257	471
Cash operating cost/oz	$48.12	$39.31	$49.82	$32.48
Cash cost/oz	$49.20	$41.29	$50.76	$33.95
Total production cost/oz	$58.52	$45.73	$57.25	$35.31
Rochester (A)
Tons milled	2,361,951	607,031	6,640,365	607,031
Ore grade/Ag oz	0.52	0.34	0.56	0.34
Ore grade/Au oz	0.004	0.007	0.005	0.007
Recovery/Ag oz(2)	67.0%	168.3%	52.6%	487.5%
Recovery/Au oz(2)	102.4%	35.8%	84.1%	106.8%
Silver production ounces	819,349	351,717	1,973,392	1,018,844
Gold production ounces	10,599	1,435	26,012	4,283
Cash operating cost/oz	$9.58	$36.71	$12.75	$17.46
Cash cost/oz	$11.34	$39.80	$14.38	$19.87
Total production cost/oz	$13.96	$41.72	$17.50	$21.75

1.	Recoveries are affected by timing inherent in the leaching process.

2.	Recoveries at Rochester are affected by residual leaching on Stage IV pad and timing differences inherent in the heap leaching process.

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Endeavor
Tons milled	205,096	182,226	601,999	556,901
Ore grade/Ag oz	1.22	1.43	2.61	1.97
Recovery/Ag oz(1)	56.0%	53.0%	40.0%	45.8%
Silver production ounces	140,267	137,843	628,393	501,638
Cash operating cost/oz	$15.97	$22.26	$16.82	$0.02
Cash cost/oz	$15.97	$22.26	$16.82	$0.02
Total production cost/oz	$22.37	$28.88	$23.40	$24.57
Gold Operation:
Kensington(B)
Tons milled	123,428	116,255	265,158	343,640
Ore grade/Au oz	0.21	0.24	0.21	0.24
Recovery/Au oz(1)	95.9%	91.7%	94.9%	92.3%
Gold production ounces	24,391	25,687	53,407	75,121
Cash operating cost/oz	$1,298	$973	$1,515	$961
Cash cost/oz	$1,298	$973	$1,515	$961
Total production cost/oz	$1,770	$1,346	$2,037	$1,345
CONSOLIDATED PRODUCTION TOTALS (B)
Total silver ounces	4,411,148	4,910,326	14,193,197	13,775,183
Total gold ounces	58,768	57,052	165,716	170,838
Silver Operations:(C)
Cash operating cost per oz - silver	$9.05	$7.57	$7.19	$6.36
Cash cost per oz - silver	$9.83	$8.49	$7.82	$7.18
Total production cost oz - silver	$19.62	$18.65	$17.74	$17.30
Gold Operation:(D)
Cash operating cost per oz - gold	$1,298	$973	$1,515	$961
Cash cost per oz - gold	$1,298	$973	$1,515	$961
Total production cost per oz - gold	$1,770	$1,346	$2,037	$1,345
CONSOLIDATED SALES TOTALS (E)
Silver ounces sold	4,520,500	6,200,397	14,412,503	13,922,833
Gold ounces sold	59,156	67,391	157,621	183,243
Realized price per silver ounce	$30.09	$38.28	$30.52	$36.69
Realized price per gold ounce	$1,654	$1,681	$1,649	$1,523

(A)
The Rochester mine recommenced production in the fourth quarter of 2011. The leach cycle at Rochester requires five to ten years to recover gold and silver contained in the ore. The Company estimates the ultimate recovery to be approximately 61% for silver and 92% for gold. However, ultimate recoveries will not be known until leaching operations cease, which is currently estimated for 2017. Current recovery may vary significantly from ultimate recovery. See Critical Accounting Policies and Estimates – Ore on Leach Pad in the Company’s Form 10-K for the year ended December 31, 2011.

(B)	Current production ounces and recoveries reflect final metal settlements of previously reported production ounces.

(C)	Amount includes by-product gold credits deducted in computing cash costs per ounce.

(D)	Amounts reflect Kensington per ounce statistics only.

(E)
Units sold at realized metal prices will not match reported metal sales due primarily to the effects on revenues of mark-to-market adjustments on embedded derivatives in the Company’s provisionally priced sales contracts.

Table 7:
COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS	(In thousands, except share data)
CURRENT ASSETS
Cash and cash equivalents	$142,915	$175,012
Short term investments	657	20,254
Receivables	70,963	83,497
Ore on leach pad	30,394	27,252
Metal and other inventory	156,130	132,781
Deferred tax assets	2,090	1,869
Restricted assets	396	60
Prepaid expenses and other	25,460	24,218
	429,005	464,943
NON-CURRENT ASSETS
Property, plant and equipment, net	691,219	687,676
Mining properties, net	1,923,251	2,001,027
Ore on leach pad, non-current portion	15,575	6,679
Restricted assets	24,790	28,911
Marketable securities	31,243	19,844
Receivables, non-current portion	48,614	40,314
Debt issuance costs, net	4,056	1,889
Deferred tax assets	68	263
Other	12,619	12,895
TOTAL ASSETS	$3,180,440	$3,264,441
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$68,709	$78,590
Accrued liabilities and other	7,160	13,126
Accrued income taxes	28,659	47,803
Accrued payroll and related benefits	22,892	16,240
Accrued interest payable	125	559
Current portion of debt and capital leases	56,340	32,602
Current portion of royalty obligation	69,959	61,721
Current portion of reclamation and mine closure	3,372	1,387
Deferred tax liabilities	53	53
	257,269	252,081
NON-CURRENT LIABILITIES
Long-term debt and capital leases	5,053	115,861
Non-current portion of royalty obligation	164,272	169,788
Reclamation and mine closure	32,636	32,371
Deferred tax liabilities	540,023	527,573
Other long-term liabilities	37,888	30,046
	779,872	875,639
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 150,000,000 shares, issued and outstanding 89,446,482 at September 30, 2012 and 89,655,124 at December 31, 2011	894	897
Additional paid-in capital	2,579,707	2,585,632
Accumulated deficit	(433,706)	(444,833)
Accumulated other comprehensive loss	(3,596)	(4,975)
	2,143,299	2,136,721
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,180,440	$3,264,441

Table 8:
COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	(In thousands, except share data)
Sales of metal	$230,593	$343,575	$689,563	$774,289
Production costs applicable to sales	(124,967)	(141,253)	(349,344)	(310,829)
Depreciation, depletion and amortization	(52,844)	(58,652)	(166,460)	(166,334)
Gross profit	52,782	143,670	173,759	297,126
COSTS AND EXPENSES
Administrative and general	10,266	8,236	26,456	22,294
Exploration	6,957	4,772	19,829	11,611
Loss on impairment and other	1,293	—	6,106	—
Pre-development, care, maintenance and other	277	3,271	1,618	17,949
Total cost and expenses	18,793	16,279	54,009	51,854
OPERATING INCOME	33,989	127,391	119,750	245,272
OTHER INCOME AND EXPENSE
Loss on debt extinguishments	—	(784)	—	(1,640)
Fair value adjustments, net	(37,648)	(53,351)	(44,722)	(71,051)
Interest income and other, net	12,664	(6,610)	14,450	(1,946)
Interest expense, net of capitalized interest	(7,351)	(7,980)	(21,578)	(26,553)
Total other income and expense, net	(32,335)	(68,725)	(51,850)	(101,190)
Income before income taxes	1,654	58,666	67,900	144,082
Income tax provision	(17,475)	(27,606)	(56,773)	(61,947)
NET INCOME (LOSS)	$(15,821)	$31,060	$11,127	$82,135
BASIC AND DILUTED INCOME (LOSS) PER SHARE
Basic income per share:
Net income (loss)	$(0.18)	$0.35	$0.12	$0.92
Diluted income per share:
Net income (loss)	$(0.18)	$0.35	$0.12	$0.92
Weighted average number of shares of common stock
Basic	89,429	89,449	89,550	89,350
Diluted	89,429	89,739	89,690	89,702

Table 9:
COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	(In thousands)		(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(15,821)	$31,060	$11,127	$82,135
Add (deduct) non-cash items
Depreciation, depletion and amortization	52,844	58,652	166,460	166,334
Accretion of discount on debt and other assets, net	585	516	1,683	1,460
Accretion of royalty obligation	4,276	4,990	14,348	16,027
Deferred income taxes	(4,944)	3,084	12,425	13,177
Loss on debt extinguishment	—	784	—	1,640
Fair value adjustments, net	35,270	50,767	39,288	71,360
Gain (loss) on foreign currency transactions	(1,577)	137	(1,208)	(600)
Share-based compensation	3,364	457	6,534	5,261
(Gain) loss on sale of assets	108	4	372	(1,220)
Loss on impairment	1,848	—	6,621	—
Other non-cash charges	1,331	506	1,838	1,337
Changes in operating assets and liabilities:
Receivables and other current assets	(5,648)	(10,513)	1,717	(23,492)
Prepaid expenses and other	(2,481)	(8,697)	(564)	(7,362)
Inventories	(13,762)	23,234	(35,387)	(12,834)
Accounts payable and accrued liabilities	24,342	26,930	(15,313)	15,538
CASH PROVIDED BY OPERATING ACTIVITIES	79,735	181,911	209,941	328,761
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of short term investments and marketable securities	(4,093)	(8,804)	(11,959)	(21,914)
Proceeds from sales and maturities of short term investments	337	495	21,038	3,855
Capital expenditures	(29,972)	(38,099)	(93,857)	(79,780)
Other	479	1,397	1,659	1,670
CASH USED IN INVESTING ACTIVITIES	(33,249)	(45,011)	(83,119)	(96,169)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes and bank borrowings	—	—	—	27,500
Payments on long-term debt, capital leases, and associated costs	(80,318)	(16,405)	(94,562)	(51,640)
Payments on gold production royalty	(17,458)	(19,510)	(58,119)	(51,569)
Payments on gold lease facility	—	—	—	(13,800)
Reductions of (additions to) restricted assets associated with the Kensington Term Facility	4,645	—	4,645	(1,325)
Share repurchases	(9,971)	—	(9,971)	—
Other	134	67	(912)	6
CASH USED IN FINANCING ACTIVITIES	(102,968)	(35,848)	(158,919)	(90,828)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(56,482)	101,052	(32,097)	141,764
Cash and cash equivalents at beginning of period	199,397	106,830	175,012	66,118
Cash and cash equivalents at end of period	$142,915	$207,882	$142,915	$207,882

Table 10:
Operating Cash Flow Reconciliation

(in thousands)	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011

Cash provided by operating activities	$79,735	$113,203	$17,002	$87,412	$181,911
Changes in operating assets and liabilities:
Receivables and other current assets	5,648	(10,319)	2,956	(8,904)	10,513
Prepaid expenses and other	2,481	2,857	(4,774)	8,839	8,697
Inventories	13,762	(3,097)	24,722	17,574	(23,234)
Accounts payable and accrued liabilities	(24,342)	(14,276)	53,929	(7,452)	(26,930)
Operating Cash Flow	$77,284	$88,368	$93,835	$97,469	$150,957

Table 11:
EBITDA Reconciliation

(in thousands)	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Net income (loss)	$(15,821)	$22,973	$3,975	$11,364	$31,060
Income tax provision	17,475	23,862	15,436	52,390	27,606
Interest expense, net of capitalized interest	7,351	7,557	6,670	8,222	7,980
Interest and other income	(12,664)	3,221	(5,007)	4,697	6,610
Fair value adjustments, net	37,648	(16,039)	23,113	(19,035)	53,351
Loss on debt extinguishments	—	—	—	3,886	784
Depreciation and depletion	52,844	61,024	52,592	58,166	58,652
EBITDA	$86,833	$102,598	$96,779	$119,690	$186,043

Table 12:
Adjusted Earnings Reconciliation

(in thousands)	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Net income (loss)	$(15,821)	$22,973	$3,975	$11,364	$31,060
Share Based Compensation	3,364	1,033	2,137	2,861	457
Deferred income tax provision	(4,944)	9,690	7,677	38,614	3,110
Interest expense, accretion of royalty obligation	4,276	5,492	4,580	5,523	4,990
Fair value adjustments, net	37,648	(16,039)	23,113	(19,035)	53,351
Loss on impairment	1,293	4,813	—	—	—
Gain on debt extinguishments	—	—	—	3,886	784
Adjusted Earnings (Loss)	$25,816	$27,962	$41,482	$43,213	$93,752

Table 13:
Operating Cash Flow Reconciliation - YTD

(in thousands)	YTD 2012	YTD 2011

Cash provided by operating activities	$209,941	$328,761
Changes in operating assets and liabilities:
Receivables and other current assets	(1,717)	23,492
Prepaid expenses and other	564	7,362
Inventories	35,387	12,834
Accounts payable and accrued liabilities	15,313	(15,538)
Operating Cash Flow	$259,488	$356,911

Table 14:
EBITDA Reconciliation - YTD

(in thousands)	YTD 2012	YTD 2011
Net income (loss)	$11,127	$82,135
Income tax provision	56,773	61,947
Interest expense, net of capitalized interest	21,578	26,552
Interest and other income	(14,450)	1,913
Fair value adjustments, net	44,722	71,051
Loss on debt extinguishments	—	1,640
Depreciation and depletion	166,460	166,334
EBITDA	$286,210	$411,572

Table 15:
Adjusted Earnings Reconciliation - YTD

(in thousands)	YTD 2012	YTD 2011
Net income (loss)	$11,127	$82,135
Share Based Compensation	6,534	5,261
Deferred income tax provision	12,425	13,178
Interest expense, accretion of royalty obligation	14,348	16,027
Fair value adjustments, net	44,722	71,051
Loss on impairment	6,106	—
Gain on debt extinguishments	—	1,640
Adjusted Earnings (Loss)	$95,262	$189,292

Table 16:
Results of Operations by Mine - Palmarejo

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Sales of metal	$102.6	$136.4	$123.7	$134.3	$166.9
Production costs	$48.7	$62.5	$45.9	$47.0	$64.1
EBITDA	$51.6	$72.3	$76.5	$83.7	$100.4
Operating income	$17.7	$29.5	$38.8	$38.7	$61.6
Operating cash flow	$54.9	$63.6	$81.4	$77.4	$91.2
Capital expenditures	$11.3	$11.2	$7.2	$12.1	$9.5
Gross profit	$20.0	$31.1	$40.1	$44.7	$61.6
Gross margin	19.5%	22.8%	32.4%	33.3%	36.9%

	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Underground Operations:
Tons mined	143,747	162,820	158,030	191,966	143,010
Average silver grade (oz/t)	6.13	8.91	7.82	8.04	9.36
Average gold grade (oz/t)	0.09	0.14	0.11	0.11	0.13
Surface Operations:
Tons mined	424,380	321,758	347,609	321,881	260,618
Average silver grade (oz/t)	2.79	4.14	5.32	5.88	6.56
Average gold grade (oz/t)	0.03	0.04	0.04	0.05	0.05
Processing:
Total tons milled	532,775	489,924	528,543	505,619	403,978
Average recovery rate – Ag	90.0%	84.2%	76.8%	77.9%	75.9%
Average recovery rate – Au	102.5%	92.0%	93.3%	92.4%	93.6%
Silver production - oz (000's)	1,833	2,365	2,483	2,690	2,251
Gold production - oz	23,702	31,258	31,081	34,108	29,815
Cash operating costs/Ag Oz	$3.75	$(0.85)	$(2.27)	$(2.13)	$(1.16)

Table 17:
Reconciliation of EBITDA for Palmarejo

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Sales of metal	$102.6	$136.4	$123.7	$134.3	$166.9
Production costs applicable to sales	$(48.7)	$(62.5)	(45.9)	(47.0)	(64.1)
Administrative and general	$—	$—	—	—	—
Exploration	$(2.3)	$(1.6)	(1.3)	(2.8)	(2.2)
Care and maintenance and other	$—	$—	—	(0.8)	(0.2)
Pre-development	$—	$—	—	—	—
EBITDA	$51.6	$72.3	$76.5	$83.7	$100.4

Table 18:
Operating Cash Flow for Palmarejo

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Cash provided by operating activities	$58.2	$90.5	$65.3	$70.9	$104.7
Changes in operating assets and liabilities:
Receivables and other current assets	$(4.1)	$(12.5)	5.4	5.7	(0.8)
Prepaid expenses and other	$(0.8)	$0.5	(1.9)	(3.2)	3.4
Inventories	$2.5	$(11.5)	4.6	9.9	(16.2)
Accounts payable and accrued liabilities	$(0.9)	$(3.4)	8.0	(5.9)	0.1
Operating Cash Flow	$54.9	$63.6	$81.4	$77.4	$91.2

Table 19:
Results of Operations by Mine - San Bartolomé

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Sales of metal	$46.2	$53.4	$41.4	$62.8	$102.8
Production costs	$19.9	$22.8	$13.6	$21.4	$30.1
EBITDA	$26.2	$30.5	$27.7	$41.2	$72.5
Operating income	$22.0	$26.6	$23.5	$34.9	$66.7
Operating cash flow	$11.2	$24.8	$20.8	$28.7	$49.6
Capital expenditures	$4.4	$7.8	$10.2	$6.5	$4.4
Gross profit	$22.1	$26.5	$23.5	$35.3	$66.7
Gross margin	47.8%	49.6%	56.8%	56.2%	64.9%

	3Q 2012	1Q 2012	1Q 2012	4Q 2011	3Q 2011
Tons milled	344,349	391,005	378,104	371,983	428,978
Average silver grade (oz/t)	4.9	4.3	4.6	5.4	5.4
Average recovery rate	90.3%	88.3%	91.2%	90.5%	88.6%
Silver production (000's)	1,526	1,470	1,591	1,997	2,051
Cash operating costs/Ag Oz	$12.13	$11.05	$10.21	$9.18	$9.32

Table 20:
Reconciliation of EBITDA for San Bartolomé

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Sales of metal	$46.2	$53.4	$41.4	$62.8	$102.8
Production costs applicable to sales	(19.9)	(22.8)	(13.6)	(21.4)	(30.1)
Administrative and general	—	—	—	—	—
Exploration	(0.1)	(0.1)	(0.1)	—	(0.1)
Care and maintenance and other	—	—	—	(0.2)	(0.1)
Pre-development	—	—	—	—	—
EBITDA	$26.2	$30.5	$27.7	$41.2	$72.5

Table 21:
Operating Cash Flow for San Bartolomé

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Cash provided by (used in) operating activities	$19.8	$31.0	$(27.4)	$22.3	$78.1
Changes in operating assets and liabilities:
Receivables and other current assets	$7.1	$(0.7)	2.2	0.2	5.0
Prepaid expenses and other	$0.8	$4.4	(2.8)	4.6	0.2
Inventories	$5.0	$(3.4)	4.7	2.9	(7.2)
Accounts payable and accrued liabilities	$(21.5)	$(6.5)	44.1	(1.3)	(26.5)
Operating Cash Flow	$11.2	$24.8	$20.8	$28.7	$49.6

Table 22:
Results of Operations by Mine - Kensington

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Sales of metal	$36.5	$21.1	$10.4	$32.9	$44.2
Production costs	$26.9	$16.1	$17.1	$31.7	$24.3
EBITDA	$8.1	$4.7	$(6.9)	$0.5	$19.6
Operating income/(loss)	$(3.5)	$(5.0)	$(13.6)	$(6.6)	$10.3
Operating cash flow	$7.3	$0.6	$(7.8)	$(4.1)	$14.5
Capital expenditures	$9.0	$9.3	$10.9	$12.0	$9.2
Gross profit/(loss)	$(1.9)	$(4.7)	$(13.3)	$(5.7)	$10.3
Gross margin	(5.2)%	(22.3)%	(127.9)%	(17.3)%	23.3%

	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Tons mined	113,770	84,632	56,815	68,831	92,783
Tons milled	123,428	97,794	43,936	71,700	116,255
Average gold grade (oz/t)	0.21	0.23	0.18	0.19	0.24
Average recovery rate	95.9%	94.2%	93.4%	96.5%	91.7%
Gold production	24,391	21,572	7,444	13,299	25,687
Cash operating costs/Ag Oz	$1,298	$1,348	$2,709	$1,807	$973

Table 23:
Reconciliation of EBITDA for Kensington

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Sales of metal	$36.5	$21.1	$10.4	$32.9	$44.2
Production costs applicable to sales	(26.9)	(16.1)	(17.1)	(31.7)	(24.3)
Administrative and general	—	—	—	—	—
Exploration	(1.5)	(0.3)	(0.2)	(0.5)	(0.3)
Care and maintenance and other	—	—	—	(0.2)	—
Pre-development	—	—	—	—	—
EBITDA	$8.1	$4.7	$(6.9)	$0.5	$19.6

Table 24:
Operating Cash Flow for Kensington

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Cash provided by operating activities	$5.0	$(12.5)	$1.1	$9.3	$8.6
Changes in operating assets and liabilities:
Receivables and other current assets	$2.3	$4.6	(10.3)	(5.1)	5.0
Prepaid expenses and other	$0.5	$(0.5)	(1.0)	0.5	1.3
Inventories	$1.8	$9.9	3.3	(10.1)	(1.3)
Accounts payable and accrued liabilities	$(2.3)	$(0.9)	(0.9)	1.3	0.9
Operating Cash Flow	$7.3	$0.6	$(7.8)	$(4.1)	$14.5

Table 25:
Results of Operations by Mine - Rochester

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Sales of metal	$36.2	$34.2	$18.8	$11.1	$17.5
Production costs	$21.0	$20.8	$9.6	$4.2	$11.4
EBITDA	$12.9	$11.6	$7.2	$3.2	$2.7
Operating income	$10.9	$9.5	$5.5	$4.6	$2.1
Operating cash flow	$13.0	$11.8	$7.2	$3.4	$2.7
Capital expenditures	$4.8	$2.9	$2.6	$7.7	$13.6
Gross profit	$13.2	$11.3	$7.6	$5.9	$5.5
Gross margin	36.5%	33.0%	40.4%	53.2%	31.4%

	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Tons mined	3,170,129	2,585,914	2,723,324	1,170,397	761,845
Average silver grade (oz/t)	0.52	0.63	0.55	0.54	n.a.
Average gold grade (oz/t)	0.004	0.005	0.004	0.004	n.a.
Silver production (000's)	819	713	441	373	352
Gold production	10,599	10,120	5,292	1,993	1,435
Cash operating costs/Ag Oz	$9.58	$9.83	$23.35	$37.99	$36.71

Table 26:
Reconciliation of EBITDA for Rochester

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Sales of metal	$36.2	$34.2	$18.8	$11.1	$17.5
Production costs applicable to sales	(21.0)	(20.8)	(9.6)	(4.2)	(11.4)
Administrative and general	—	—	—	—	—
Exploration	(1.2)	(1.1)	(0.7)	(1.5)	(0.2)
Care and maintenance and other	(1.1)	(0.7)	(1.3)	(2.2)	(3.2)
Pre-development	—	—	—	—	—
EBITDA	$12.9	$11.6	$7.2	$3.2	$2.7

Table 27:
Operating Cash Flow for Rochester

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Cash provided by (used in) operating activities	$7.3	$10.1	$(7.1)	$(11.4)	$0.9
Changes in operating assets and liabilities:
Receivables and other current assets	$0.6	$(0.1)	0.3	(0.2)	0.2
Prepaid expenses and other	$0.2	$(1.0)	1.4	0.7	0.7
Inventories	$6.5	$3.9	11.2	14.2	5.9
Accounts payable and accrued liabilities	$(1.6)	$(1.1)	1.4	0.1	(5.0)
Operating Cash Flow	$13.0	$11.8	$7.2	$3.4	$2.7

Table 28:
Results of Operations by Mine - Martha

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Sales of metal	$4.9	$4.1	$3.6	$2.8	$6.0
Production costs	$6.5	$7.1	$3.7	$3.9	$8.1
EBITDA	$(2.9)	$(10.6)	$(3.7)	$(3.3)	$(3.8)
Operating loss	$(4.2)	$(11.3)	$(4.3)	$(3.0)	$(4.0)
Operating cash flow	$(3.4)	$(5.5)	$(5.1)	$(5.0)	$(1.7)
Capital expenditures	$—	$0.5	$0.7	$1.4	$1.1
Gross loss	$(1.6)	$(3.7)	$(0.7)	$(1.7)	$(2.3)
Gross margin	(32.7)%	(90.2)%	(19.4)%	(60.7)%	(38.3)%

	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Total tons milled	27,281	39,199	34,069	37,141	24,086
Average silver grade (oz/t)	4.17	3.52	4.43	4.65	5.33
Average gold grade (oz/t)	—	—	—	0.01	0.01
Average recovery rate – Ag	81.5%	78.2%	81.4%	75.2%	92.3%
Average recovery rate – Au	82.6%	72.4%	64.6%	74.2%	72.9%
Silver production (000's)	93	108	123	130	119
Cash operating costs/Ag Oz	$48.12	$55.07	$46.48	$33.75	$39.31

Table 29:
Reconciliation of EBITDA for Martha

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Sales of metal	$4.9	$4.1	$3.6	$2.8	$6.0
Production costs applicable to sales	(6.5)	(7.1)	(3.7)	(3.9)	(8.2)
Administrative and general	—	—	—	—	—
Exploration	(1.2)	(2.8)	(3.4)	(2.1)	(1.5)
Care and maintenance and other	(0.1)	(4.8)	(0.2)	(0.1)	(0.1)
Pre-development	—	—	—	—	—
EBITDA	$(2.9)	$(10.6)	$(3.7)	$(3.3)	$(3.8)

Table 30:
Operating Cash Flow for Martha

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Cash provided by (used in) operating activities	$(3.9)	$(3.3)	$(7.1)	$(3.2)	$0.2
Changes in operating assets and liabilities:
Receivables and other current assets	(0.9)	(0.6)	3.5	(0.9)	2.3
Prepaid expenses and other	(0.1)	0.1	(0.1)	(0.3)	0.4
Inventories	(1.7)	(2.3)	0.4	0.4	(3.3)
Accounts payable and accrued liabilities	3.2	0.6	(1.8)	(1.0)	(1.3)
Operating Cash Flow	$(3.4)	$(5.5)	$(5.1)	$(5.0)	$(1.7)

Table 31:
Results of Operations by Mine - Endeavor

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Sales of metal	$4.1	$5.2	$6.7	$2.8	$6.2
Production costs	$2.0	$2.6	$2.7	$1.0	$3.2
EBITDA	$2.1	$2.6	$4.0	$1.8	$3.0
Operating income	$1.3	$1.1	$2.3	$1.1	$2.1
Operating cash flow	$1.6	$2.8	$3.5	$2.1	$1.3
Capital expenditures	$—	$—	$—	$—	$—
Gross profit	$1.3	$1.1	$2.3	$1.1	$2.1
Gross margin	31.7%	21.2%	34.3%	39.3%	33.9%

	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Silver Production (000's)	140	240	248	111	138
Cash Operating Costs/Ag Oz	$15.97	$17.50	$16.64	$14.74	$22.26

Table 32:
Reconciliation of EBITDA for Endeavor

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Sales of metal	$4.1	$5.2	$6.7	$2.8	$6.2
Production costs applicable to sales	(2.0)	(2.6)	(2.7)	(1.0)	(3.2)
Administrative and general	—	—	—	—	—
Exploration	—	—	—	—	—
Care and maintenance and other	—	—	—	—	—
Pre-development	—	—	—	—	—
EBITDA	$2.1	$2.6	$4.0	$1.8	$3.0

Table 33:
Operating Cash Flow for Endeavor

in millions of US$	3Q 2012	2Q 2012	1Q 2012	4Q 2011	3Q 2011
Cash provided by operating activities	$1.5	$3.6	$2.5	$2.1	$2.4
Changes in operating assets and liabilities:
Receivables and other current assets	0.5	(1.7)	1.7	(1.2)	(1.4)
Prepaid expenses and other	—	—	—	—	—
Inventories	(0.3)	0.2	0.6	0.1	(0.9)
Accounts payable and accrued liabilities	(0.1)	0.7	(1.3)	1.1	1.2
Operating Cash Flow	$1.6	$2.8	$3.5	$2.1	$1.3

Table 34:
Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs
Three months ended September 30, 2012

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total cash operating cost (Non-U.S. GAAP)	$6,878	$18,504	$31,660	$7,853	$4,461	$2,241	$71,597
Royalties	—	1,879	—	1,441	100	—	3,420
Production taxes	—	—	—	—	—	—	—
Total cash costs (Non-U.S. GAAP)	$6,878	$20,383	$31,660	$9,294	$4,561	$2,241	$75,017
Add/Subtract:
Third party smelting costs	—	—	(3,141)	—	(541)	(605)	(4,287)
By-product credit	39,034	—	—	17,506	124	—	56,664
Other adjustments	424	720	2	85	798	—	2,029
Change in inventory	2,337	(1,166)	(1,639)	(5,871)	1,539	345	(4,455)
Depreciation, depletion and amortization	33,997	4,161	11,512	2,061	66	898	52,695
Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$82,670	$24,098	$38,394	$23,075	$6,547	$2,879	$177,663
Production of silver (ounces)	1,833,109	1,525,725	—	819,349	92,698	140,267	4,411,148
Cash operating cost per silver ounce	$3.75	$12.13	$—	$9.58	$48.12	$15.97	$9.05
Cash costs per silver ounce	$3.75	$13.36	$—	$11.34	$49.20	$15.97	$9.83
Production of gold (ounces)	—	—	24,391	—	—	—	24,391
Cash operating cost per gold ounce	$—	$—	$1,298	$—	$—	$—	$1,298
Cash cost per gold ounce	$—	$—	$1,298	$—	$—	$—	$1,298

Table 35:
Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs
Nine months ended September 30, 2012

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total cash operating cost (Non-U.S. GAAP)	$(774)	$51,006	$80,911	$25,164	$16,110	$10,571	$182,988
Royalties	—	5,372	—	1,959	305	—	7,636
Production taxes	—	—	—	1,255	—	—	1,255
Total cash costs (Non-U.S. GAAP)	$(774)	$56,378	$80,911	$28,378	$16,415	$10,571	$191,879
Add/Subtract:
Third party smelting costs	—	—	(7,044)	—	(3,959)	(2,843)	(13,846)
By-product credit	141,923	—	—	42,758	422	—	185,103
Other adjustments	792	642	17	401	882	—	2,734
Change in inventory	15,129	(703)	(13,805)	(20,206)	3,516	(457)	(16,526)
Depreciation, depletion and amortization	114,499	12,450	27,836	5,763	1,216	4,134	165,898
Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$271,569	$68,767	$87,915	$57,094	$18,492	$11,405	$515,242
Production of silver (ounces)	6,681,407	4,587,359	—	1,973,392	323,286	628,393	14,193,197
Cash operating cost per silver ounce	$(0.12)	$11.12	$—	$12.75	$49.82	$16.82	$7.19
Cash costs per silver ounce	$(0.12)	$12.29	$—	$14.38	$50.76	$16.82	$7.82
Production of gold (ounces)	—	—	53,407	—	—	—	53,407
Cash operating cost per gold ounce	$—	$—	$1,515	$—	$—	$—	$1,515
Cash cost per gold ounce	$—	$—	$1,515	$—	$—	$—	$1,515

Table 36:
Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs
Three months ended September 30, 2011

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total cash operating cost (Non-U.S. GAAP)	$(2,607)	$19,120	$25,000	$12,912	$4,660	$3,068	$62,153
Royalties	—	3,217	—	827	234	—	4,278
Production taxes	—	—	—	260	—	—	260
Total cash costs (Non-U.S. GAAP)	$(2,607)	$22,337	$25,000	$13,999	$4,894	$3,068	$66,691
Add/Subtract:
Third party smelting costs	—	—	(3,096)	—	(566)	(808)	(4,470)
By-product credit	51,185	—	—	2,433	198	—	53,816
Other adjustments	435	111	—	117	290	—	953
Change in inventory	15,099	7,637	2,443	(5,193)	3,328	949	24,263
Depreciation, depletion and amortization	41,174	6,062	9,568	556	237	914	58,511
Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$105,286	$36,147	$33,915	$11,912	$8,381	$4,123	$199,764
Production of silver (ounces)	2,250,818	2,051,426	—	351,717	118,523	137,843	4,910,327
Cash operating cost per silver ounce	$(1.16)	$9.32	$—	$36.71	$39.31	$22.26	$7.57
Cash costs per silver ounce	$(1.16)	$10.89	$—	$39.80	$41.29	$22.26	$8.49
Production of gold (ounces)	—	—	25,687	—	—	—	25,687
Cash operating cost per gold ounce	$—	$—	$973	$—	$—	$—	$973
Cash cost per gold ounce	$—	$—	$973	$—	$—	$—	$973

Table 37:
Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs
Nine months ended September 30, 2011

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total cash operating cost (Non-U.S. GAAP)	$(3,014)	$49,946	$72,199	$17,787	$12,981	$9,926	$159,825
Royalties	—	8,281	—	1,734	587	—	10,602
Production taxes	—	—	—	728	—	—	728
Total cash costs (Non-U.S. GAAP)	$(3,014)	$58,227	$72,199	$20,249	$13,568	$9,926	$171,155
Add/Subtract:
Third party smelting costs	—	—	(9,122)	—	(2,366)	(2,390)	(13,878)
By-product credit	139,842	—	—	6,554	706	—	147,102
Other adjustments	1,208	298	19	256	462	—	2,243
Change in inventory	1,216	(196)	7,015	(3,005)	(869)	45	4,206
Depreciation, depletion and amortization	116,584	16,387	28,823	1,655	81	2,398	165,928
Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$255,836	$74,716	$98,934	$25,709	$11,582	$9,979	$476,756
Production of silver (ounces)	6,351,120	5,503,951	—	1,018,844	399,630	501,638	13,775,183
Cash operating cost per silver ounce	$(0.47)	$9.07	$—	$17.46	$32.48	$0.02	$6.36
Cash costs per silver ounce	$(0.47)	$10.58	$—	$19.87	$33.95	$18.85	$7.18
Production of gold (ounces)	—	—	75,121	—	—	—	75,121
Cash operating cost per gold ounce	$—	$—	$961	$—	$—	$—	$961
Cash cost per gold ounce	$—	$—	$961	$—	$—	$—	$961

Table 38:
Reconciliation of Non-U.S. GAAP Cash Costs to U.S. GAAP Production Costs
Three months ended June 30, 2012

(In thousands except ounces and per ounce costs)	Palmarejo	San Bartolomé	Kensington	Rochester	Martha	Endeavor	Total
Total cash operating cost (Non-U.S. GAAP)	$(2,009)	$16,249	$29,083	$7,008	$5,942	$4,204	$60,477
Royalties	—	1,457	—	510	124	—	2,091
Production taxes	—	—	—	641	—	—	641
Total cash costs (Non-U.S. GAAP)	$(2,009)	$17,706	$29,083	$8,159	$6,066	$4,204	$63,209
Add/Subtract:
Third party smelting costs	—	—	(2,820)	—	(1,444)	(1,449)	(5,713)
By-product credit	50,363	—	—	16,295	157	—	66,815
Other adjustments	124	117	7	229	26	—	503
Change in inventory	14,060	4,950	(10,165)	(3,931)	2,297	(202)	7,009
Depreciation, depletion and amortization	42,741	4,070	9,719	2,060	631	1,592	60,813
Production costs applicable to sales, including depreciation, depletion and amortization (U.S. GAAP)	$105,279	$26,843	$25,824	$22,812	$7,733	$4,145	$192,636
Production of silver (ounces)	2,365,484	1,470,342	—	712,706	107,895	240,168	4,896,595
Cash operating cost per silver ounce	$(0.85)	$11.05	$—	$9.83	$55.07	$17.50	$6.41
Cash costs per silver ounce	$(0.85)	$12.04	$—	$11.45	$56.21	$17.50	$6.97
Production of gold (ounces)	—	—	21,572	—	—	—	21,572
Cash operating cost per gold ounce	$—	$—	$1,348	$—	$—	$—	$1,348
Cash cost per gold ounce	$—	$—	$1,348	$—	$—	$—	$1,348